            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON,  DC  20549
           -----------------------------------

                      FORM 8-K

                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                    January 24,  1997
        ----------------------------------------------------
          Date of Report (Date of earliest event reported)




                 360 COMMUNICATIONS COMPANY
    -------------------------------------------------------------
    (Exact name of registrant as specified in its charter)



     Delaware                 1 - 14108                47-0649117
 ------------------       ------------------    --------------------------------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



             8725  W.  Higgins Road,  Chicago,  Illinois 60631
     ---------------------------------------------------------------
      (Address of principal executive offices)          (Zip Code)




                         (773) 399-2500
       ---------------------------------------------------------
       (Registrant's telephone number, including area code)

Item 5.      Other Events.

             On November 1, 1996, 360 Communications Company and Subsidiaries (the "Company") completed its previously announced acquisition (the "ICN Acquisition") of Independent Cellular Network, Inc. and affiliated companies which own and operate cellular licenses and related systems and assets in Kentucky, Ohio, Pennsylvania and West Virginia. On November 7, 1996, the Company filed with the Securities and Exchange Commission its Current Report on Form 8-K dated November 1, 1996, which included certain historical financial statements and pro forma financial information with respect to the ICN Acquisition. Included herewith under Item 7 are historical financial statements and pro forma financial information with respect to the ICN Acquisition which supplement such previously filed financial statements and pro forma information.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Pro Forma Financial Information.

         360 Communications Company and Subsidiaries

         --Pro Forma Condensed Combined Statement of Operations for the Nine
           Months Ended September 30, 1996
         --Pro Forma Condensed Combined Balance Sheet as of September 30, 1996 --Notes to Pro Forma Condensed Combined Financial Statements

     (b) Financial Statements of Business Acquired.

         Independent Cellular Network, Inc. and Affiliates

         --Combined Balance Sheets as of September 30, 1996 and December 31,
           1995
         --Combined Statements of Operations for the Nine Months Ended September
           30, 1996 and 1995
         --Combined Statements of Cash Flows for the Nine Months Ended September
           30, 1996 and 1995
         --Notes to Unaudited Combined Financial Statements

                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

         Pro Forma Condensed Combined Financial Statements Introduction

     On November 1, 1996, 360 Communications Company and Subsidiaries (the "Company") completed its previously announced acquisition (the "ICN Acquisition") of Independent Cellular Network, Inc. and affiliated companies (collectively, the "Acquired Companies") which own and operate cellular licenses and related systems and assets in Kentucky, Ohio, Pennsylvania and West Virginia. The Company acquired the Acquired Companies from Independent Cellular Network Partners and certain of its affiliates (collectively, "ICNP") for approximately $514 million, comprised of 6,500,000 shares of the Company's Common Stock, $0.01 par value, $122 million in aggregate principal amount of the Company's subordinated non-negotiable promissory notes and the Company's assumption of $240 million of Independent Cellular Network Partners' senior debt. The remaining portion of the purchase price was paid in cash. The ICN Acquisition will be accounted for as a purchase. The following unaudited pro forma condensed combined financial statements have been adjusted to reflect the ICN Acquisition.

     The unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of the Company. The ICN Acquisition column in the following unaudited pro forma condensed combined financial statements reflects the historical combined financial statements of the Acquired Companies, the combined entities which represent the operations acquired from ICNP.

     The unaudited pro forma condensed combined financial statements assume that the ICN Acquisition occurred as of January 1, 1996 for the unaudited pro forma condensed combined statement of operations and as of September 30, 1996 for the unaudited pro forma condensed combined balance sheet.

     In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements including the notes thereto, set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's historical consolidated financial statements including the notes thereto, set forth in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996; and Independent Cellular Network, Inc. and Affiliates historical combined financial statements and notes thereto included in the Company's Current Report on Form 8-K dated November 1, 1996. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the ICN Acquisition occurred on the indicated dates nor do they purport to indicate the results of future operations of the Company.



                       360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                       For the Nine Months Ended September 30, 1996
                                        Unaudited
                     (Thousands of Dollars, except per share amounts)

                                                  360                                                       360
                                             Communications                            Pro Forma        Communications
                                               Company as              ICN            Acquisition           Company
                                                Reported           Acquisition        Adjustments          Pro Forma
                                             ----------------    ----------------   ----------------    ----------------
Operating Revenues
Cellular Service Revenues                    $       766,133     $        50,201    $        (1,800)(a) $       814,534
Equipment Sales                                       29,411               2,982                                 32,393
                                             ----------------    ----------------      -------------    ----------------
     Total Operating Revenues                        795,544              53,183             (1,800)            846,927
                                             ----------------    ----------------      -------------    ----------------

Operating Expenses
Cost of Service                                       68,492               5,957                                 74,449
Cost of Equipment Sales                               71,010               6,673                                 77,683
Other Operations Expense                              39,824               2,174                                 41,998
Sales, Marketing and Advertising Expenses            143,146               5,004                                148,150
General, Administrative and Other Expenses           190,287               9,123             (2,849)(b)         196,561
Depreciation and Amortization                        104,987              21,385            (11,404)(c)
                                                                                              5,637 (d)
                                                                                               (745)(e)         119,860
                                             ----------------    ----------------   ----------------    ----------------
     Total Operating Expenses                        617,746              50,316             (9,361)            658,701

Operating Income                                     177,798               2,867              7,561             188,226
Interest Expense, net                                (78,854)            (21,948)             1,851 (f)         (98,951)
Minority Interests in Net Income
   of Consolidated Entities                          (38,168)             (1,377)                               (39,545)
Equity in Net Income of
   Unconsolidated Entities                            40,359                 352                                 40,711
Other Income (Expense), net                              423               2,256             (2,256)(g)             423
                                             ----------------    ----------------   ----------------    ----------------
Income (Loss) Before Income Taxes                    101,558             (17,850)             7,156              90,864
Income Tax Expense (Benefit)                          47,407                                 (1,830)(h)          45,577
                                             ----------------    ----------------   ----------------    ----------------
     Net Income (Loss)                       $        54,151     $       (17,850)   $         8,986     $        45,287
                                             ================    ================   ================    ================

Net Income per Share                                                                                    $          0.37
                                                                                                        ================

Weighted Average Shares
   Outstanding                                                                                                  123,560
                                                                                                        ================







   The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.







                                     360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                   September 30, 1996
                                                       Unaudited
                                                 (Thousands of Dollars)

                                                    360                                                         360
                                              Communications                            Pro Forma        Communications
                                                Company as              ICN            Acquisition           Company
                                                 Reported           Acquisition        Adjustments          Pro Forma
                                              ----------------    ----------------   -----------------   ----------------
Assets
Total Current Assets                          $       181,761     $        67,121    $        (52,711)(i)$       196,171
Property, Plant and Equipment, net                    969,030              43,865              (2,534)(j)      1,010,361
Investments in Unconsolidated Entities                344,630               1,781                                346,411
Intangibles, net                                      711,093             136,366             300,657 (k)      1,148,116
Other Assets                                           18,946                 961                (961)(i)
                                                                                               37,017 (l)         55,963
                                              ----------------    ----------------   -----------------   ----------------
    Total Assets                              $     2,225,460     $       250,094    $        281,468    $     2,757,022
                                              ================    ================   =================   ================


Liabilities and Shareowners'
   and Partners' Equity
Total Current Liabilities                     $       258,079     $        23,449    $        (12,351)(i)$       269,177
Long-Term Debt                                      1,362,720             325,466            (325,466)(m)
                                                                                              363,373 (m)      1,726,093
Deferred Credits and Other Liabilities                117,391                                                    117,391
                                              ----------------    ----------------   -----------------   ----------------
    Total Liabilities                               1,738,190             348,915              25,556          2,112,661

Minority Interests in Consolidated Entities           179,115               7,061                (283)(n)        185,893
Shareowners' and Partners'
   Equity (Deficit)
Common Stock                                            1,169                 100                (100)(o)
                                                                                                   65 (o)          1,234
Preferred Stock                                                            14,900             (14,900)(o)
Additional Paid-In Capital                            623,287                                 150,248 (o)        773,535
Accumulated Deficit                                  (316,301)            (69,647)             69,647 (o)       (316,301)
Partners' Deficit                                                         (51,235)             51,235 (o)
                                              ----------------    ----------------   -----------------   ----------------
    Total Shareowners' and Partners'
        Equity (Deficit)                              308,155            (105,882)            256,195            458,468
                                              ----------------    ----------------   -----------------   ----------------
    Total Liabilities and Shareowners' and
        Partners' Equity (Deficit)            $     2,225,460     $       250,094    $        281,468    $     2,757,022
                                              ================    ================   =================   ================





   The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.




     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA STATEMENTS OF OPERATIONS


     (a) Cellular Service Revenues are adjusted to reflect the reduced rates the Company charges its customers for roaming in markets within the Company's service area.

     (b) Certain expenses associated with general and administrative services are duplicative in nature and are eliminated since the Company will not incur these costs subsequent to the Acquisition.

     (c) This entry adjusts to 40 years the amortization period for certain acquired identifiable intangible assets to conform with the Company's current accounting policies for amortization of such assets.

     (d) This adjustment reflects amortization of the excess of the purchase price over the fair value of net assets acquired.

     (e) Depreciation expense for the Acquired Companies' property, plant and equipment has been adjusted to reflect the Company's current accounting policies for depreciable lives. This adjustment also accounts for the effect on depreciation expense of property, plant and equipment that will be replaced as described in (j).

     (f) This entry reflects the net effect on interest expense resulting from the debt transactions described in (m). An annual variable interest rate of 6.3% and an annual fixed rate of 9.5% was used for additional credit facility borrowings and subordinated debt, respectively. A 1/8% difference in the annual variable interest rate would have the effect of changing interest expense by $226,000 for the nine months ended September 30, 1996.

     (g) Interest income associated with the nonretained assets of the Acquired Companies is eliminated.

     (h) The provision for income taxes is adjusted to reflect the tax effects of pro forma adjustments (a) through (g). In addition, pro forma adjustments are recorded to give effect to the tax provision associated with the historical operating results of the Acquired Companies.


PRO FORMA BALANCE SHEET


     (i) These entries adjust assets and liabilities to reflect net balances acquired.

     (j) To achieve cellular system compatibility and standard customer functionality it will be necessary for the Company to replace the cell site equipment and switches of the Acquired Companies. This adjustment represents the write down of property, plant and equipment that will be replaced to realizable value.

     (k) This entry adjusts intangibles for the excess of the estimated purchase price over net assets acquired. The aggregate purchase price is approximately $514 million. Presented below is a preliminary allocation of the purchase price as if the ICN Acquisition occurred on September 30, 1996 (in thousands of dollars).

                  Tangible Assets Acquired             $        94,539
                  Intangible Assets Acquired                   136,366
                  Liabilities Assumed                          (11,098)
                  Ownership Percentage Adjustment -
                     Minority Interests                         (6,778)
                                                       ----------------
                  Net Assets Acquired                          213,029
                  Estimated Purchase Price                     513,686
                                                        ---------------
                  Intangibles                          $       300,657
                                                         ===============

     (l) This entry reflects the recording of deferred income tax assets acquired by the Company in the ICN Acquisition. The deferred income tax assets were primarily generated by the operating losses of the Acquired Companies and represent future tax benefits to the extent that realization of such benefits are more likely than not. The balance recorded includes a valuation allowance in the amount of $5,010,000 established for the portion of deferred income tax assets not expected to be realized.

     (m) Under the terms of the transaction, the Company issued $122 million in aggregate principal amount of subordinated non-negotiable promissory notes to ICNP. These notes initially bear interest at 9.5%, which may be reduced to 9.0% upon the occurrence of certain specified events, payable semiannually. Fifty percent of the interest payments will be capitalized and become part of the outstanding principal balance. In addition, the Company assumed $240 million of Independent Cellular Network Partners' senior debt. On the acquisition date, the Company refinanced the senior debt and funded the remaining purchase price by borrowing under its existing revolving bank credit facility. Prior to the ICN Acquisition, the Company's revolving bank credit facility was amended and restated to permit, among other things, the ICN Acquisition and increase its borrowing capacity from $800 million to $1.0 billion. This entry eliminates the long-term debt of the Acquired Companies and replaces it with the subordinated debt and additional credit facility borrowings.

     (n) This entry reflects the minority partners pro rata share of the write down of certain property, plant and equipment as described in (j).

     (o) Reflects the issuance of 6,500,000 shares of the Company's Common Stock, $0.01 par value, ("Company Common Stock") issued in connection with the ICN Acquisition and eliminates the capital accounts of the Acquired Companies.


EARNINGS PER SHARE

     (p) Net Income per Share for the nine months ended September 30, 1996 was computed using weighted average shares outstanding, including common stock equivalents, and assumes the 6,500,000 shares of Company Common Stock issued in connection with the ICN Acquisition had been outstanding since the beginning of the period.



                                      Independent Cellular Network, Inc. and Affiliates


                                                  Combined Balance Sheets
                                                   (Thousands of Dollars)

                                              September 30,       December 31,
                                                   1996               1995
                                                 ----------        ------------
                                                (Unaudited)

                        ASSETS
                        ------
CURRENT ASSETS
   Cash and cash equivalents                    $    7,458        $      2,370
   Accounts receivable, less allowance
       of $321 and $683                             12,692               9,796
   Due from affiliates                              45,398              29,903
   Cellular telephone inventory                      1,382               2,665
   Other                                               191                 365
                                                 ----------        ------------
         Total current assets                       67,121             45,099
                                                 ----------        ------------
   Property and equipment                           88,557              86,973
   Less: Accumulated depreciation                  (44,692)            (38,079)
                                                 ----------        ------------
   Property and equipment, net                      43,865              48,894
                                                 ----------        ------------
   Licenses, net of accumulated amortization
       of $49,349 and $39,140                      131,376             141,586
   Non compete agreements, net of accumulated
       amortization of $20,010 and $15,991           4,990               9,009
   Deferred costs, net of accumulated
       amortization of $257 and $154                   961                 985
   Investment in unconsolidated
      cellular partnerships                          1,781               1,834
                                                 ----------        ------------
         Total other assets                        139,108             153,414
                                                 ----------        ------------
         Total assets                           $  250,094        $    247,407
                                                 ==========        ============


                  LIABILITIES AND SHAREHOLDERS' AND
                 ---------------------------------
                      PARTNERS' EQUITY (DEFICIT)
                      --------------------------

CURRENT LIABILITIES
   Accounts payable                              $    4,543        $      7,554
   Accrued expenses                                  17,207               9,803
   Due to affiliates                                  1,194                 882
   Customer deposits                                    505                 384
                                                 ----------        ------------
         Total current liabilities                   23,449              18,623
                                                 ----------        ------------
LONG TERM DEBT                                      325,466             311,131
                                                 ----------        ------------
MINORITY INTEREST                                     7,061               5,684
                                                 ----------        ------------
SHAREHOLDERS' AND PARTNERS' EQUITY (DEFICIT)
   Common stock, no par value; 2,000 shares author-
       ized; 1,000 shares issued and outstanding        100                 100
   Preferred stock, no par value; 2,000 shares
       authorized; 1,000 shares issued and
       outstanding                                   14,900              14,900
   Accumulated deficit                              (69,647)            (69,147)
   Partners' equity (deficit)                       (51,235)            (33,884)
                                                  ----------        ------------
         Total shareholders' and partners'
           equity (deficit)                        (105,882)            (88,031)
                                                  ----------        ------------
         Total liabilities and shareholders'
           and partners' equity (deficit)        $  250,094       $     247,407
                                                 ==========       =============


The accompanying Notes to Combined Financial Statements are an integral part of these balance sheets.



                 Independent Cellular Network, Inc. and Affiliates


                        Combined Statements of Operations
                             (Thousands of Dollars)
                                  (Unaudited)

                                                Nine Months Ended September 30,
                                               --------------------------------
                                                        1996           1995
                                                    ----------     ----------

 OPERATING REVENUES

   Cellular service revenues                        $   50,201     $   43,558
   Equipment sales                                       2,982          2,578
                                                    ----------    -----------
       Total operating revenues                         53,183         46,136
                                                    ----------     ----------
 OPERATING EXPENSES

   Cost of service                                       5,957          6,631
   Cost of equipment sales                               6,673          5,554
   Other operations expenses                             2,174          2,091
   Selling, general, administrative
       and other expenses                               14,127         12,981
   Depreciation and amortization                        21,385         24,544
                                                    ----------     ----------
         Total operating expenses                       50,316         51,801
                                                    ----------     ----------

 Operating Income (Loss)                                 2,867         (5,665)
   Interest income                                       2,256            277
   Interest expense                                    (21,948)       (20,674)
   Equity in net income of uncon-
       solidated cellular partnerships                     352            703
   Minority interest in net income
       of consolidated entities                         (1,377)         (837)
                                                     ----------     ----------
 Loss before income taxes                              (17,850)       (26,196)

 Income tax expense                                          -              -
                                                     ----------     ----------
         NET LOSS                                   $  (17,850)    $  (26,196)
                                                     ==========     ==========




 The accompanying Notes to Combined Financial Statements are an integral part of these statements.


                Independent Cellular Network, Inc. and Affiliates


                          Combined Statements of Cash Flows
                                (Thousands of Dollars)
                                     (Unaudited)

                                                Nine Months Ended September 30,
                                                -------------------------------
                                                     1996           1995
                                                  ----------     ----------



 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                         $  (17,850)    $  (26,196)
 Adjustments to reconcile net loss to
  net cash provided by operating activities:
    Depreciation and amortization                     21,385         24,544
    Interest capitalized as long term debt             7,249         13,891
    Minority interest, net                             1,377            837
    Equity in net income of unconsolidated
      cellular partnerships, net                        (423)          (703)
 Changes in assets and liabilities:
    Accounts receivable and due from
        affiliates                                   (18,391)       (13,020)
    Cellular telephone inventory                       1,283           (676)
    Other current assets                                 174             (5)
    Accounts payable and due to affiliates            (2,223)         3,917
    Accrued expenses                                  14,491            102
    Customer deposits                                    121             56
                                                   ----------     ----------
    Net cash provided by
        operating activities                          7,193           2,757
                                                   ----------     ----------
 CASH FLOWS FROM INVESTING ACTIVITIES

 Acquisition of property and equipment, net           (2,026)        (3,720)
 Other                                                   (79)             8
 Proceeds from exchange of assets                          -          2,376
                                                   ----------     ----------
    Net cash used by investing activities             (2,105)        (1,336)
                                                   ----------     ----------
 CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from debt                                        -         (1,405)
 Payments of debt                                          -              -
                                                  ----------     ----------
    Net cash used by
        financing activities                               -          1,405)
                                                  ----------     ----------
 NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                               5,088            (16)

 CASH AND CASH EQUIVALENTS,
    beginning of period                                2,370          1,878
                                                  ----------     ----------
 CASH AND CASH EQUIVALENTS,
    end of period                                 $    7,458     $    1,894
                                                  ==========     ==========
 SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION

 Cash paid during the period for interest         $      518     $     (365)
                                                  ==========     ==========
 Prior year accrued interest capitalized
   as long-term debt                              $    7,087     $    9,912
                                                  ==========     ==========




 The accompanying Notes to Combined Financial Statements are an integral part of these statements.



       Independent Cellular Network, Inc. and Affiliates

        Notes to Unaudited Combined Financial Statements


Note 1.      Basis of Combination and Presentation

             Independent Cellular Network, Inc., Ohio Cellular RSA L.P. and Cellular Plus L.P. ("the Companies"), affiliated through common ownership, provide wireless voice telecommunications services. The Companies operate as general and limited partners and majority owners of cellular systems in various metropolitan and rural service areas in Kentucky, Ohio, Pennsylvania and West Virginia.

             The accompanying unaudited combined financial statements include the accounts of the Companies and their wholly-owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

             The unaudited combined financial statements have been prepared in conformity with generally accepted accounting principles and are presented in accordance with the rules and regulations of the Securities and Exchange Commission applicable to interim financial information. In the Companies' opinion, the unaudited combined financial statements include all adjustments necessary to present fairly the financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the combined financial statements, including the notes thereto, for the fiscal year ended December 31, 1995.


Note 2.      Sale of Assets

             The Companies have entered into an Exchange and Merger Agreement dated May 31, 1996 with 360 Communications Company for the sale of all the assets and rights related to the Companies cellular telephone systems and related business in all their collective markets. The transaction, valued at approximately $514 million, closed on November 1, 1996.

 SIGNATURE



    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           360 Communications Company



                                  /s/ Gary L. Burge
                                  By:____________________________________
                                  Gary L. Burge
                                  Senior Vice President - Finance

Date: January 24,1997